                                                                    Exhibit 99.2







                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                              Financial Statements

                           December 31, 2000 and 1999

                  (With Independent Auditors' Report Thereon)

                            TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN


                               Table of Contents

                                                                                      Page
Independent Auditors' Report                                                             1

Statement of Financial Condition, with Fund Information - December 31, 2000              2

Statement of Financial Condition, with Fund Information - December 31, 1999              3

Statement of Income and Changes in Plan Equity, with Fund Information - Year ended
 December 31, 2000                                                                       4

Statement of Income and Changes in Plan Equity, with Fund Information - Year ended
 December 31, 1999                                                                       5

Statement of Income and Changes in Plan Equity, with Fund Information - Year ended
 December 31, 1998                                                                       6

Notes to Financial Statements                                                            7

                          Independent Auditors' Report


Human Resources, Compensation and Employee
 Benefits Committee of the Board of Directors
Trigon Healthcare, Inc.:


We have audited the accompanying statements of financial condition, with fund information, of the Trigon Insurance Company 401(k) Restoration Plan (Plan) as of December 31, 2000 and 1999, and the related statement of income and changes in plan equity, with fund information, for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan as of December 31, 2000 and 1999 and the income and changes in plan equity for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of financial condition and income and changes in plan equity is presented for purposes of additional analysis rather than to present the financial condition and income and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ KPMG LLP

Richmond, Virginia
April 20, 2001

                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

            Statement of Financial Condition, with Fund Information

                               December 31, 2000

                                                     Fund Information
                  -----------------------------------------------------------------------------------------------------
                                                                                                                Non-
                                                                                                             participant
                                                   Participant Directed                                       Directed
                  ------------------------------------------------------------------------------------------  ---------

                   Treasury Short-term          S&P 500                      Interna-    Domestic
                     Money     Fixed            Equity   Domestic   Global    tional    Aggressive   Trigon    Trigon
                    Market    Income     Bond   Index     Equity    Equity    Equity      Growth      Stock     Stock
                     Fund      Fund      Fund    Fund      Fund      Fund      Fund        Fund       Fund      Fund    Total
                   -------- ---------- ------- --------  --------  --------  ---------- ----------  --------  --------  ------
Assets -
  contributions
  receivable -
  employer
   (note 4)       $ 153,159   229,913   71,080  587,495   760,674    38,729    444,555    787,733   2,402,900   411,962   5,888,200
                   ======== =========  ======= ========  ========  ========  =========  =========  ==========  ========  ==========

Plan equity       $ 153,159   229,913   71,080  587,495   760,674    38,729    444,555    787,733   2,402,900   411,962   5,888,200
                   ======== =========  ======= ========  ========  ========  =========  =========  ==========  ========  ==========

See accompanying notes to financial statements.

                           TIRGOM INSURANCE COMPANY
                            401(k) RESTORATION PLAN


            Statement of Financial Condition, with Fund Information

                               December 31, 1999

                                                                              Fund Information
                            --------------------------------------------------------------------------------------------------------


                                                                            Participant Directed
                            --------------------------------------------------------------------------------------------------------

                             Treasury     Short-term                S&P 500                                               Domestic
                              Money         Fixed                    Equity      Domestic     Global     International   Aggressive
                              Market       Income        Bond        Index        Equity      Equity        Equity         Growth
                               Fund         Fund         Fund         Fund         Fund        Fund          Fund           Fund
                            ---------    ----------    --------    ----------    --------    --------    -------------   -----------
Assets - contributions
 receivable - employer
 (note 4)                   $  18,988       30,316       43,261       355,175     325,700      40,265          461,359       756,224
                            =========    =========     ========    ==========    ========    ========    =============   ===========
Plan equity                 $  18,988       30,316       43,261       355,175     325,700      40,265          461,359       756,224
                            =========    =========     ========    ==========    ========    ========    =============   ===========

                               -----------------------
                                              Non-
                                           participant
                                            Directed
                               ----------  -----------

                                  Trigon      Trigon
                                  Stock       Stock
                                  Fund        Fund         Total
                               ----------  -----------  -----------
Assets - contributions
 receivable - employer
 (note 4)                       1,598,387       33,758    3,663,433
                               ==========  ===========  ===========
Plan equity                     1,598,387       33,758    3,663,433
                               ==========  ===========  ===========

See accompanying notes to financial statements.

                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

     Statement of Income and Changes in Plan Equity, with Fund Information

                         Year ended December 31, 2000


                                                                           Fund Information
                                       ---------------------------------------------------------------------------------------------
                                                                          Participant Directed
                                       ---------------------------------------------------------------------------------------------

                                       Treasury     Short-term                  S&P 500
                                        Money         Fixed                     Equity       Domestic      Global      International
                                        Market        Income        Bond        Index         Equity       Equity         Equity
                                         Fund          Fund         Fund        Fund           Fund         Fund           Fund
                                       -----------------------   ----------   ----------    ----------   -----------   -------------
Income:
   Net appreciation (depreciation)
     in fair value of investments      $    1,477        3,770        6,049      (55,043)      188,975       (8,843)       (128,261)
   Net realized gains on investments        1,751        2,084        9,686        6,547         9,987        2,844          23,238
   Contributions:
     Employee                               9,612       24,587       22,780      211,987       155,430       66,278         221,185
     Employer                                 544        2,481        4,273       36,824        25,226       27,174          54,262
                                       ----------   ----------   ----------   ----------    ----------   ----------      ----------
         Total income                      13,384       32,922       42,788      200,315       379,618       87,453         170,424
                                       ----------   ----------   ----------   ----------    ----------   ----------      ----------
Expenses - distributions and
   withdrawals                             34,960       34,738       35,322      179,501        35,571       97,276         142,584
Transfers between funds, net              155,747      201,413       20,353      211,506        90,927        8,287         (44,644)
                                       ----------   ----------   ----------   ----------    ----------   ----------      ----------
       Net increase (decrease)
         in plan equity                   134,171      199,597       27,819      232,320       434,974       (1,536)        (16,804)
Plan equity, beginning of year             18,988       30,316       43,261      355,175       325,700       40,265         461,359
                                       ----------   ----------   ----------   ----------    ----------   ----------      ----------
Plan equity, end of year               $  153,159      229,913       71,080      587,495       760,674       38,729         444,555
                                       ==========   ==========   ==========   ==========    ==========   ==========      ==========



                                                         Fund Information
                                       --------------------------------------------------
                                                                               Non-
                                                                            Participant
                                           Participant Directed              Directed
                                       ----------------------------       ---------------

                                         Domestic
                                         Aggressive      Trigon                 Trigon
                                          Growth         Stock                   Stock
                                           Fund          Fund                    Fund          Total
                                       ------------      ----------          ----------      ----------
Income:
   Net appreciation (depreciation)
     in fair value of investments           (334,938)     1,338,312             240,106       1,251,604
   Net realized gains on investments          41,209        575,044              15,067         687,457
   Contributions:
     Employee                                248,606        280,731                  --       1,241,196
     Employer                                 39,488         45,611             213,492         449,375
                                          ----------     ----------          ----------      ----------
         Total income                         (5,635)     2,239,698             468,665       3,629,632
                                          ----------     ----------          ----------      ----------
Expenses - distributions and
   withdrawals                                88,549        665,903              90,461       1,404,865
Transfers between funds, net                 125,693       (769,282)                 --              --
                                          ----------     ----------          ----------      ----------
       Net increase (decrease)
         in plan equity                       31,509        804,513             378,204       2,224,767
Plan equity, beginning of year               756,224      1,598,387              33,758       3,663,433
                                          ----------     ----------          ----------      ----------
Plan equity, end of year                     787,733      2,402,900             411,962       5,888,200
                                          ==========     ==========          ==========      ==========

See accompanying notes to financial statements.

                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

     Statement of Income and Changes in Plan Equity, with Fund Information

                         Year ended December 31, 1999

                                                                               Fund Information
                                           -----------------------------------------------------------------------------------
                                                                             Participant Directed
                                           -----------------------------------------------------------------------------------
                                              Treasury   Short-term                    S&P 500
                                               Money       Fixed                       Equity        Domestic         Global
                                               Market      Income          Bond        Index          Equity          Equity
                                                Fund        Fund           Fund         Fund           Fund           Funds
                                           -------------------------   -----------  ------------  ---------------  -----------
Income:
   Net appreciation (depreciation)
     in fair value of investments          $      325       (1,174)       (1,244)       33,319       (23,628)        7,356
   Net realized gains on investments             --          3,351         1,020        23,242        23,143         3,010
   Contributions:
     Employee                                   4,419       22,076        22,496       165,018       136,065        17,922
     Employer                                     241        2,247         5,493        30,864        30,611         7,932
                                           ----------   ----------    ----------    ----------    ----------    ----------
         Total income                           4,985       26,500        27,765       252,443       166,191        36,220
                                           ----------   ----------    ----------    ----------    ----------    ----------

Expenses - distributions and
   withdrawals                                   --            607           869        24,131         2,200          --

Transfers between funds, net                   14,003      (49,885)      (31,702)      (86,174)     (169,705)          (57)
                                           ----------   ----------    ----------    ----------    ----------    ----------

       Net increase (decrease)
         in plan equity                        18,988      (23,992)       (4,806)      142,138        (5,714)       36,163

Plan equity, beginning of year                   --         54,308        48,067       213,037       331,414         4,102
                                           ----------   ----------    ----------    ----------    ----------    ----------
Plan equity, end of year                   $   18,988       30,316        43,261       355,175       325,700        40,265
                                           ==========   ==========    ==========    ==========    ==========    ==========


                                                                         Fund Information
                                                    --------------------------------------------------------------------------
                                                                                                      Non-
                                                                                                    participant
                                                               Participant Directed                  Directed
                                                    -------------------------------------------   ---------------
                                                                         Domestic
                                                       International    Aggressive       Trigon        Trigon
                                                          Equity          Growth          Stock         Stock
                                                           Fund            Fund           Fund          Fund         Total
                                                     ---------------     ---------      ----------     --------    ----------
Income:
   Net appreciation (depreciation)
     in fair value of investments                       147,352            329,895      (326,357)       (4,277)      161,567
   Net realized gains on investment                      22,599             32,080         1,229           194       109,868
   Contributions:
     Employee                                           100,195            164,263       383,451          --       1,015,905
     Employer                                            25,119             29,372        85,537        39,625       257,041
                                                     ----------         ----------    ----------    ----------    ----------
         Total income                                   295,265            555,610       143,860        35,542     1,544,381
                                                     ----------         ----------    ----------    ----------    ----------

Expenses - distributions and
   withdrawals                                              720              4,902        11,793         1,784        47,006

Transfers between funds, net                             31,573           (113,787)      405,734            --            --
                                                     ----------         ----------    ----------    ----------    ----------

       Net increase (decrease)
         in plan equity                                 326,118            436,921       537,801        33,758     1,497,375

Plan equity, beginning of year                          135,241            319,303     1,060,586          --       2,166,058
                                                     ----------         ----------    ----------    ----------    ----------
Plan equity, end of year                                461,359            756,224     1,598,387        33,758     3,663,433
                                                     ==========         ==========    ==========    ==========    ==========

See accompanying notes to financial statements

                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

     Statement of Income and Changes in Plan Equity, with Fund Information

                         Year ended December 31, 1998

                                                                               Fund Information
                                         -----------------------------------------------------------------------------------------
                                                                             Participant Directed
                                         -----------------------------------------------------------------------------------------
                                           Short-term                     S&P 500
                                             Fixed                        Equity       Domestic        Global       International
                                             Income        Bond           Index        Equity          Equity           Equity
                                              Fund         Fund           Fund          Fund            Fund             Fund
                                         -------------   --------       ----------   ------------     ----------    --------------
Income:
   Net appreciation (depreciation)
     in fair value of investments           $  (6,138)         650        31,216         25,853            608            17,207
   Net realized gains (losses) on
     investments                                9,423        1,607         7,515         15,617           (256)            2,570
   Contributions:
     Employee                                  28,625       18,791        96,771         87,854            937            41,014
     Employer, before reduction
       for forfeitures                          3,018        4,802        20,610         18,621            277             9,547
                                           ----------   ----------     ---------      ---------      ---------       -----------

         Total income                          34,928       25,850       156,112        147,945          1,566            70,338
                                           ----------   ----------     ---------      ---------      ---------       -----------

Expenses:
   Distributions and withdrawals              115,681        9,454            --         18,784             --             9,669
   Forfeitures                                     47           --            --             --             --                --
                                           ----------   ----------     ---------      ---------      ---------       -----------

         Total expenses                       115,728        9,454            --         18,784             --             9,669
                                           ----------   ----------     ---------      ---------      ---------       -----------

Transfers between funds, net                    3,324       (2,759)      (33,660)        72,584           (996)           19,830
                                           ----------   ----------     ---------      ---------      ---------       -----------

         Net increase (decrease)
            in plan equity                    (77,476)      13,637       122,452        201,745            570            80,499

Plan equity, beginning of year                131,784       34,430        90,585        129,669          3,532            54,742
                                           ----------   ----------     ---------      ---------      ---------       -----------

Plan equity, end of year                    $  54,308       48,067       213,037        331,414          4,102           135,241
                                           ==========   ==========     =========      =========      =========       ===========

                                         --------------------------------------------------------------

                                                    Domestic        International
                                                    Aggressive        Aggressive              Trigon
                                                      Growth            Growth                 Stock
                                                       Fund              Fund                  Fund              Total
                                                  --------------     --------------         -----------        -----------
Income:
   Net appreciation (depreciation)
     in fair value of investments                       (2,379)              1,072             243,966              312,055
   Net realized gains (losses) on
     investments                                        31,388              (5,221)             13,041               75,684
   Contributions:
     Employee                                          148,412              24,086             270,245              716,735
     Employer, before reduction
       for forfeitures                                  35,469               3,624              67,124              163,092
                                          --------------------        ------------     ---------------      ---------------

         Total income                                  212,890              23,561             594,376            1,267,566
                                          --------------------        ------------     ---------------      ---------------

Expenses:
   Distributions and withdrawals                        62,746                 110              69,282              285,726
   Forfeitures                                              --                  --                  --                   47
                                          --------------------        ------------     ---------------      ---------------

         Total expenses                                 62,746                 110              69,282              285,773
                                          --------------------        ------------     ---------------      ---------------

Transfers between funds, net                          (130,139)            (44,315)            116,131                   --
                                          --------------------        ------------     ---------------      ---------------

         Net increase (decrease)
            in plan equity                              20,005             (20,864)            641,225              981,793

Plan equity, beginning of year                         299,298              20,864             419,361            1,184,265
                                          --------------------        ------------     ---------------      ---------------

Plan equity, end of year                               319,303                  --           1,060,586            2,166,058
                                          ====================        ============     ===============      ===============

See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 2000 and 1999


(1) Summary of Significant Accounting Policies

    (a)  Organization

         The Trigon Insurance Company 401(k) Restoration Plan (Plan), formerly known as the Trigon Blue Cross Blue Shield 401(k) Restoration Plan, was amended and restated effective October 1, 1998. It was originally adopted effective January 1, 1995 by the Board of Directors of Trigon Insurance Company (d/b/a Trigon Blue Cross Blue Shield), formerly, Blue Cross and Blue Shield of Virginia. The purpose of the Plan is to permit a select group of management or highly compensated employees (Participants) of Trigon Insurance Company and any subsidiary or affiliate, including its parent, Trigon Healthcare, Inc., (collectively, Company) who are selected for participation in the Plan to defer compensation without regard to the limits imposed by the Internal Revenue Code on the Company's tax-qualified plan, the Employees' Thrift Plan of Trigon Insurance Company (Qualified Plan). The Qualified Plan is a defined contribution plan of the Company subject to the provisions of ERISA. The Plan constitutes an unfunded "top hat" arrangement under Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Accordingly, the Plan does not require the Company to segregate assets or establish trusts for any amounts to be paid to Participants under the Plan. In addition, Participants do not have any right, title or interest in or to any specific funds or property of the Company, and their interest, including vested amounts, is that of a general creditor.

         Under the provisions of the Plan, the Plan's assets and changes in the Plan's assets are calculated based on the corresponding Qualified Plan investment funds' asset value and adjustments of unit value, respectively. Since the Plan is unfunded, a receivable from the Company equivalent to the Plan's deemed investment balance as of year-end has been recorded in the accompanying statements of financial condition. The Company has recorded a corresponding liability to the Plan is its consolidated financial statements.

         The following are the significant accounting policies of the Qualified Plan and are followed by the Plan:

   (b)   Basis of Accounting

         The financial statements of the Plan are prepared under the accrual method of accounting. Accordingly, employee and employer contributions to the Plan are recorded as of the date the employees' contributions are withheld from the Participants' compensation. Net realized gains (losses) on investments and net appreciation (depreciation) of fair value of investments are recognized as they occur. Distributions and withdrawals are recorded when paid and are accounted for at the fair market value of the unit value of the Participant's account. Forfeitures are accounted for at the fair market value of the unit value forfeited.

   (c)   Investment Valuation and Income Recognition

         The Plan's contribution receivable - employer related to deemed investments is stated at fair value based on quoted market prices as of year-end. Purchases and sales of investments are recorded on a trade date basis.

                            TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 2000 and 1999

        The Plan uses unit accounting to account for investment activity. Net realized gains (losses) on investments are computed on an average-cost basis. Net appreciation (depreciation) in fair value of investments is calculated daily based on the change in the market value and net investment earnings of the investments and participant activity.

   (d)  Administrative Expenses

        The Company pays all administrative expenses of the Plan. Administrative expenses incurred by the Company during 2000, 1999, and 1998 were $22,968, $24,374 and $23,594, respectively.

   (e)  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

(2) Summary of Significant Provisions of the Plan

    The Plan is administered by the Human Resources, Compensation and Employee Benefits Committee of the Company's Board of Directors (Committee). The recordkeeper is Administrative Solutions Group, an ADP/Mercer Alliance, Deerfield, Illinois.

    Plan participants should refer to the plan agreement or summary plan description for a more complete description of the Plan's provisions.

    (a) Eligibility

        Officers of the Company who are Vice Presidents or above are eligible for participation in the Plan unless otherwise determined at the discretion of the Committee. All Participants must be a member of a select group of management or highly-compensated employees and must be an eligible participant in the Qualified Plan.

    (b) Participant Accounts

        Individual accounts are maintained by the Plan for the Participant to reflect the Participant's contributions and related employer matching contribution, as well as the Participant's share of the Plan's income, including net realized gains and losses, and related administrative expenses.

                            TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 2000 and 1999

   (c)  Contributions

        Participants may elect to make voluntary contributions to the Plan in whole percentage amounts ranging from two to sixteen percent of their compensation for the year, offset by amounts actually deferred in the Qualified Plan. The Company is obligated under the matching provision of the Plan to contribute each pay period an amount equal to the difference between (a) fifty percent of the sum of the contributions of each Participant in both the Plan and the Qualified Plan which do not exceed six percent of each Participant's compensation for such pay period and
        (b) the amount equal to the Company's actual matching contribution to the Qualified Plan for such pay period.

        In October 1998, the Plan was amended to permit the Company to contribute an additional discretionary profit sharing matching contribution to each Participant's account through the Trigon Stock Fund. The discretionary contribution is a nonparticipant-directed contribution and must remain in the Trigon Stock Fund. The discretionary contribution is calculated using a Plan-prescribed formula derived from Participant data from the Qualified Plan as of the most recent Qualified plan year. The Company made a discretionary contribution of $213,492 and $39,625 during 2000 and 1999, respectively, and no discretionary contribution to the Plan during 1998.

   (d)  Investment Options

        Each Participant's contributions are deemed to be invested in the various funds in the same proportion as each Participant's investment election in the Qualified Plan. No separate investment election by the Participant in the Plan is permitted or required. Investment options of the Qualified Plan consist of nine investment funds, including investment in the Trigon Stock Fund. A registration statement on Form S-8 has been filed with the Securities and Exchange Commission to register the shares of Trigon Healthcare, Inc. Class A Common Stock (Common Stock) included as an investment option in the Plan. A description of each investment option follows:

              Treasury Money Market Fund - This fund was added to the Plan effective October 1, 1998. The aim of this fund is to provide current income while maintaining a stable net asset value. This fund may invest solely in securities backed by the full faith and credit of the U.S. government. At least 80% of the assets will be in U.S. Treasury securities. The remainder may include securities issued by other government agencies. This fund offers the lowest risk of any of the funds.

              Short-Term Fixed Income Fund - The aim of this fund is to provide steady investment returns with relatively stable principal value. This fund may invest in short-term treasury, government agency, and corporate bonds, money market instruments, guaranteed investment contracts issued by life insurance companies, which offer a fixed interest rate, or a pooled fund investing in similar contracts.

                            TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 2000 and 1999

              Bond Fund - The objective of this fund is to maximize current interest income with moderate principal risk. This fund may invest in treasury, government agency and corporate bonds, mortgages, U.S. and foreign currency-denominated securities, money market investments and mutual funds that invest in such investments.

              S&P 500 Equity Index Fund - This fund invests in the common stocks of those companies that comprise the S&P 500 index, or a mutual fund or commingled fund that invests in those companies. The objective of this fund is to provide long-term growth of capital, with growth of income as a secondary objective.

              Domestic Equity Fund - This fund primarily invests in securities that have long-term capital appreciation possibilities. The fund will emphasize common stock, convertible corporate debt and convertible preferred stock and will periodically hold fixed income securities. The portfolio is concentrated generally in 15 to 35 stocks that generally are traded on a national exchange or market. The objective of this fund is to provide long-term capital growth from stock prices and some current income from dividends.

              Global Equity Fund - This fund primarily invests in common stocks and bonds of companies based throughout the world, including the U.S. The objective of this fund is to provide long-term growth of capital and income.

              International Equity Fund - This fund is like the Domestic Equity Fund except that it primarily invests in common stocks and bonds of non-U.S. corporations instead of domestic corporations. This fund's objective is to provide long-term growth of both capital and income.

              Domestic Aggressive Growth Fund - The objective of this fund is capital growth. This fund invests primarily in the common stocks of small, rapidly growing domestic companies. It is not expected that these companies will pay cash dividends.

              International Aggressive Growth Fund - The International Aggressive Growth Fund is similar to the Domestic Aggressive Growth Fund, except that it invests primarily in stocks of small, rapidly growing foreign companies, or mutual or collective funds that invest in such stocks. Pursuit of long-term capital growth is this fund's primary objective. Effective October 1, 1998, this fund was no longer offered as an investment selection. All Participant balances were automatically transferred to the International Equity Fund along with any investment elections designated to this fund.

                            TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 2000 and 1999


              Trigon Stock Fund - This fund invests in Common Stock which is listed on the New York Stock Exchange, and cash for liquidity purposes. The objective of this fund is to provide participants the opportunity to invest in the common stock of the Company's parent. This fund offers the highest risk of any of the funds because it invests in the stock of only one company.

       Each Qualified Plan investment fund is divided into units of participation which are calculated daily by the recordkeeper. The daily value of each unit is determined by dividing the total fair market value of all assets in each fund by the total number of units in that fund.
       The Plan is an unfunded plan. Accordingly, under the provisions of the Plan, net realized gains (losses) on investments and net appreciation (depreciation) of fair value of investments are credited to each Participant's account based on the adjustment of the unit values in the Qualified Plan. The payment of administrative expenses for assets of the Qualified Plan is reflected in the calculation of plan unit value.

  (e)  Vesting

       Participants are fully vested in their contributions and the earnings thereon at all times. Participants are vested in employer matching contributions and the earnings thereon upon death, disability or retirement or after 36 months of service with the Company and any of its affiliates or any other Blue Cross and/or Blue Shield organization. Forfeitures reduce the Employer's contributions to the Plan.

  (f)  Distributions

       Plan distributions are recorded when paid and are made in cash or, effective October 1, 1998, Common Stock for the portion of a Participant's account invested in the Trigon Stock Fund in accordance with a Participant's election. The Plan allows Participants to withdraw balances in a lump sum or in specified annual installments upon retirement, death or disability based upon elections made at the commencement of participation in the Plan. Withdrawals prior to retirement are distributed in a lump sum. In the event of a plan-defined change in control of the Company, all amounts in a Participant's account will be distributed in a lump sum unless an irrevocable election was previously made to defer such an amount to the retirement of termination date of the Participant.

                            TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 2000 and 1999


  (g)  Number of Participants

       There were 44 and 39 Participants in the Plan as of December 31, 2000 and 1999, respectively. The number of Participants investing in each of the Plan's funds as of those dates were as follows:


              Investment Fund /(1)/                      2000             1999
              ---------------------                    --------         --------

       Treasury Money Market Fund                          2                2
       Short-term Fixed Income Fund                        9                8
       Bond Fund                                           9                8
       S&P 500 Equity Index Fund                          25               19
       Domestic Equity Fund                               27               23
       Global Equity Fund                                  8                5
       International Equity Fund                          26               19
       Domestic Aggressive Growth Fund                    33               25
       Trigon Stock Fund                                  38               34

       /(1)/ Participants may hold investments in more than one fund;
             accordingly, the total participation by individual funds may exceed the total number of Participants.

(3)  Units and Unit Values

     Each fund in the Plan is valued daily on a unitized basis by the recordkeeper. The number of units and unit values of net assets, carried to the second decimal place, as of December 31, 2000 were:

                                                                       Unit
            Investment Fund                              Units        Values
            ---------------                              -----        ------

       Treasury Money Market Fund                        13,723      $ 11.16
       Short-term Fixed Income Fund                      15,618        14.72
       Bond Fund                                          4,469        15.91
       S&P 500 Equity Index Fund                         26,970        21.78
       Domestic Equity Fund                              21,395        35.55
       Global Equity Fund                                 2,558        15.14
       International Equity Fund                         21,666        20.52
       Domestic Aggressive Growth Fund                   28,012        28.12
       Trigon Stock Fund                                 74,035        38.02

                            TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 2000 and 1999


(4)  Plan Funding

     As discussed in note 1, the Plan is an unfunded plan under Title 1 of ERISA and the Plan has recorded a receivable from the Company equivalent to the Plan's deemed investment balance as of year-end in the accompanying statements of financial condition. The Company has recorded a corresponding liability to the Plan in its consolidated financial statements. In order to set aside funds for the purpose of assisting the Company in meeting its liabilities to the Plan, the Company, through its subsidiary Trigon Insurance Company, established the Trigon Healthcare, Inc. Grantor Trust, formerly known as the Trigon Blue Cross Blue Shield Grantor Trust (Trust). Wachovia Corporate Services, Inc. (Wachovia), Winston-Salem, North Carolina, is the custodian of the assets of the Trust. Under the Trust, the assets contributed and income earned on such assets must remain in the Trust until liabilities under the Plan have been satisfied. However, the assets held in the Trust are considered to be assets of the Company and are subject to the claims of the Company's creditors in the event of the Company's insolvency. The Trust does not change the unfunded status of the Plan. The Participants have no preferred claim on, or any beneficial interest in, any assets of the Trust. If the balance of the Trust is not sufficient to make payments in accordance with the terms of the Plan, the Company must fund the difference using general corporate assets. Once all payments under the Plan have been made and the Plan is terminated, any excess assets remaining in the Trust revert back to the Company. In the event of a change in control of the Company, the Company will make an irrevocable contribution to the Trust to fully fund all Participants' account balances as determined by the Plan.

     The estimated fair value and cost of investment securities in the Trust as of December 31, 2000 and 1999 were as follows:


                                                    2000
                        -------------------------------------------------------
                                                                      Net
                                                                  unrealized
                              Fair                               appreciation
                              value              Cost           (depreciation)
                        ---------------    ---------------    -----------------
Mutual funds                  3,255,065          3,468,047             (212,982)
Common stock                  2,839,923          1,171,967            1,667,956
                         ---------------    ---------------    -----------------

                              6,094,988          4,640,014            1,454,974
                        ===============    ===============    =================

                                                      1999
                        -------------------------------------------------------
                                                                      Net
                                                                  unrealized
                              Fair                               appreciation
                              value              Cost           (depreciation)
                        ---------------    ---------------    -----------------
Mutual funds                  1,901,738          1,439,726              462,012
Common stock                  1,601,201          1,670,131              (68,930)
                        ---------------    ---------------    -----------------

                              3,502,939          3,109,857              393,082
                        ===============    ===============    =================

                            TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 2000 and 1999

     The Trust held 36,497 and 54,278 shares of Common Stock as of December 31, 2000 and 1999, respectively.

     The net appreciation (depreciation) in fair value of the investments in the Trust as of December 31, 2000, 1999 and 1998 and the change in such amounts during each year were as follows:

                                                                                                                    Net
                                                                                                                 unrealized
                                                                          Fair                                  appreciation
                                                                          value                Cost            (depreciation)
                                                                    -----------------    -----------------    -----------------
     Balance, January 1, 1998                                 $       1,163,487            1,173,192               (9,705)

     Change for the year ended December 31, 1998                        953,180              634,165              319,015
                                                                ---------------        -------------      ---------------

     Balance, December 31, 1998                                       2,116,667            1,807,357              309,310

     Change for the year ended December 31, 1999                      1,386,272            1,302,500               83,772
                                                                ---------------        -------------      ---------------

     Balance, December 31, 1999                                       3,502,939            3,109,857              393,082

     Change for the year ended December 31, 2000                      2,592,049            1,530,157            1,061,892
                                                                ---------------        -------------      ---------------

     Balance, December 31, 2000                               $       6,094,988            4,640,014            1,454,974
                                                                ===============        =============      ===============

(5)  Tax Status

     The Committee believes that the Plan has operated in accordance with the terms of the plan document and current tax law. Because the Plan is unfunded, no provision for income taxes has been included in the Plan's financial statements.

     Under present Federal income tax laws and regulations, employee and employer contributions and investment earnings thereon are not taxable to Participants until distributed or otherwise made available to Participants. Earnings on assets held in the Trust are taxable to the Company under ordinary tax rules on an annual basis.

(6)  Plan Termination

     Although it has not expressed any intent to do so, the Company's Board of Directors has the right under the Plan to terminate the Plan. In the event of a plan termination, Participants will become fully vested in their accounts.